EXHIBIT 4.1


                             (ON COMPANY LETTERHEAD)



                             SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

     The undersigned hereby subscribes for o shares of the common stock (the "Shares") of Second Stage Ventures, Inc. (the "Corporation") for a purchase price of $0.10 per Share (the "Purchase Price").

     The undersigned subscriber (sometimes hereinafter referred to as the "Subscriber") agrees to pay an aggregate of $o as a subscription for the Shares being purchased hereunder. The entire Purchase Price is due and payable upon the execution of this subscription agreement, and shall be paid by check, subject to collection, cashiers check, money order or by wire transfer, made payable to the order of [Name and instruction re Agent to receive funds o] trust account, for [Name of the Issuer o]. The Corporation shall have the right to reject this subscription in whole or in part.

     The undersigned acknowledges that the Shares being purchased are a security, and that such security has been registered under the Securities Act of 1933 pursuant to an SB-2 filing with the Securities and Exchange Commission. The undersigned represents, warrants, and agrees as follows:

     (A)  This subscription agreement is and shall be irrevocable.

     (B) The undersigned has carefully read this subscription agreement and the accompanying prospectus on the Corporation and exhibits thereto (the "Disclosure Materials"), all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Corporation concerning the terms and conditions of this offering. The undersigned has been able to obtain such additional written information, to the extent the Corporation possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the offering, as the undersigned desired in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Corporation, the issuers agent, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

     (C) The undersigned is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost. The undersigned acknowledges having read the Disclosure Materials.


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          (D)  The undersigned  understands that the Shares have been registered with the Securities and Exchange Commission. However, no federal or state agency has made any finding or determination regarding the fairness of this offering of the Shares for investment, or any recommendation or endorsement of this offering.

          (E) The undersigned, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The undersigned has no reason to anticipate any material change in this personal financial condition for the foreseeable future.

          (F) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of the undersigned's investment.

          (G) The undersigned's overall commitment to investments, which are not readily marketable, is not disproportionate to the undersigned's net worth, and the investment in the Shares will not cause such overall commitment to become excessive.

          (H) The funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

          (I) The address shown under the undersigned's signature at the end of this subscription agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

          (J) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

1. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein.

2.   The undersigned  expressly  acknowledges and agrees that the Corporation is
     relying   upon  the   undersigned's   representations   contained  in  this
     subscription agreement.

3. The Corporation represents that: (a) it is duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada; (b) it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof, to own its properties and conduct its business as described in the Disclosure Materials; (c) it has the authority to enter into this subscription agreement and to be bound by the provisions and conditions hereof; and (d) it is in good standing in any other states which would impose requirements as a result of the amount of business done by the Corporation in that state.



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



4. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this subscription agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this subscription agreement and any such instrument, which alone fully and completely expresses their agreement.

6. This agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this agreement.

7. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this subscription agreement and the intent and purposes hereof and the betterment of the Corporation.

8. This subscription agreement shall be governed by and construed in accordance with the laws of the State of Nevada the appropriate jurisdiction within the United States of America. The undersigned hereby consents to this jurisdiction.





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Execution by Subscriber

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(Exact name in which title is to held)

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(Signature of Subscriber or authorized signatory of Subscriber)

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Name (please print)



Address:

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(Street Number)           (Street Name)             (Apt. No.)

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(City)                    (State)                   (Zip Code)

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(Social Security Number)





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